Exhibit 99.1

FOR IMMEDIATE RELEASE:

JAVELIN CEO TO PRESENT AT RODMAN & RENSHAW
3rd ANNUAL GLOBAL HEALTHCARE CONFERENCE

Presentation Available Via Webcast

Cambridge, MA - May 10, 2006 - Javelin Pharmaceuticals, Inc. (OTCBB: JVPH.OB), today announced that Daniel B. Carr, MD, Chief Executive Officer and Chief Medical Officer, will make an investor presentation at the Rodman & Renshaw 3rd Annual Global Healthcare Conference.

“The timing of this conference occurs at an inflection point in Javelin’s clinical and corporate progress,” said Dr. Carr. “In the 18 months since becoming a publicly-traded company we have brought three product candidates into late stage clinical development. The addition of seasoned professionals to Javelin’s excellent core clinical, manufacturing and commercialization teams marks the next phase of our transition from a development-stage company into a commercial one.”
The conference will take place at Le Meridien Beach Plaza Hotel, in Monte Carlo, Monaco, on May 15-16, 2006. Dr. Carr’s presentation will take place on Monday, May 15, at 4:25 p.m. CEST time, in the Atlantique Salon-Western (2nd floor). Dr. Carr will be available for one-on-one meetings during the conference.

Dr. Carr’s presentation will be webcast live and available for replay at http://wsw.com/webcast/rrshq8/jvph.ob.

Rodman & Renshaw is a full service investment bank. For more information about Rodman & Renshaw conferences, visit www.rodmanandrenshaw.com/conferences.

About Javelin
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. Javelin currently has three late-stage clinical candidates, these include:

Dyloject™ (novel injectable diclofenac + HPβCD formulation)
Dyloject™ is in development in the U.S. and Europe for the treatment of acute moderate-to-severe pain. In October 2005, the UK Medicines and Healthcare Products Regulatory Agency (MHRA) accepted for review Javelin’s MAA for Dyloject™. Based on Dyloject’s exciting clinical profile, Javelin is proceeding toward European market preparation and pre-launch activities. The Company’s plans are designed to strengthen a European launch of Dyloject™, complemented by the continuation of discussions with potential partners for either regional or

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Javelin News

global distribution, or both. In the U.S., Javelin will soon initiate the US Phase III clinical program in patients suffering from moderate-to-severe pain.

Rylomine™ (intranasal morphine mesylate + chitosan)
Rylomine™ is in development in the U.S. and Europe for the treatment of acute moderate-to-severe pain in medically supervised settings. Javelin plans to initiate a pivotal registration program in the US consisting of several randomized, well-controlled, double-blinded Phase III trials in 2006.

PMI-150 (intranasal ketamine)
PMI-150 is a proprietary intranasal formulation of ketamine for the treatment of acute moderate-to-severe pain. It is a nonopioid that boosts opioid analgesia, but it is also effective by itself, including in opioid-tolerant patients. Unlike opioids, ketamine has few respiratory and cardiovascular effects; minimal psychological effects at low doses. In the past 18 months, Javelin has completed the device and formulation bioequivalency programs and initiated Phase II clinical studies in the U.S.

About Javelin:
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. For additional information, please visit the website at www.javelinpharmaceuticals.com.

Forward Looking Statement:
This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.

Contacts: June Gregg Javelin Pharmaceuticals, Inc. (212) 554-4550 jgregg@javelinpharmaceuticals.com	Bryan Murphy LaVoie Group (781) 596-0200 X105 bmurphy@lavoiegroup.com

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